UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, the Compensation Committee of the Board of Directors of Virgin Mobile USA, Inc. (the “Company”) approved awards for the year ended December 31, 2009 to John Feehan, Chief Financial Officer of the Company. In determining award amounts, the Compensation Committee applied the same methodology previously described in the Company’s proxy statement for the Company’s 2008 annual meeting, as filed with the Securities Exchange Commission on April 1, 2008. Based on this methodology, the total value of the awards for 2009 granted by the Compensation Committee to Mr. Feehan (including both cash and equity compensation) was between the 25th and 50 th percentile of the value of annual grants for chief financial officers at companies in the Company’s peer groups.

Mr. Feehan received a grant of 400,000 restricted stock units (“RSUs”) pursuant to the 2007 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). This grant was awarded subject to approval by the Company’s stockholders of the issuance of additional shares of authorized but unissued and unreserved shares of the Company’s Class A common stock reserved for issuance under the Omnibus Plan. One-third of Mr. Feehan’s RSU grant will vest on each of the following dates: January 1, 2010, January 1, 2011 and January 1, 2012.

The Compensation Committee established a target cash award of $750,000 for Mr. Feehan pursuant to the Company’s 2009 Mid-Term Bonus Plan, subject to the Company’s performance against targets for Net Service Revenue and EBITDA in 2009. The actual cash payout to Mr. Feehan pursuant to the Mid-Term Bonus Plan will be determined based on the Company’s performance relative to targets for Net Service Revenue and EBITDA for the year 2009 and made in the following percentages as of the following dates: 30% of actual cash payout on February 28, 2010; 30% of actual cash payout on August 31, 2010; and 40% of actual cash payout on February 28, 2011.

The Company intends to provide additional information regarding the compensation awarded to Mr. Feehan and its other named executive officers for the year ended December 31, 2008 in the proxy statement for the Company’s 2009 annual meeting.

Item 8.01.	Other Events.

On December 2, 2008, pursuant to Section 5.1 of the Company’s Amended and Restated Certificate of Incorporation (previously disclosed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2007) and Section 7.08 of the Amended and Restated Limited Partnership Agreement of the Operating Partnership (previously disclosed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 28, 2008), SK Telecom USA, Inc. exchanged its interest in the Operating Partnership for Company Class A common stock. Following the conversion, SK Telecom USA, Inc. holds approximately 17% of the Company’s Class A common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: December 5, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel

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